Exhibit 32
METHODE ELECTRONICS, INC.

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Methode Electronics, Inc. (the “Company”) certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended November 1, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 9, 2008	/s/ Donald W. Duda Donald W. Duda
Chief Executive Officer

Dated: December 9, 2008	/s/ Douglas A. Koman Douglas A. Koman
Chief Financial Officer